Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1 TO 3-YEAR CREDIT AGREEMENT

Dated as of April 28, 2011

to

CREDIT AGREEMENT

Dated as of April 29, 2010

THIS AMENDMENT NO. 1 TO 3-YEAR CREDIT AGREEMENT (“Amendment”) is made as of April 28, 2011 (the “Effective Date”) by and among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Funding Corp., a Nevada corporation, and Harley-Davidson Financial Services Canada, Inc., a corporation organized under the laws of Canada (collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), under that certain 3-Year Credit Agreement dated as of April 29, 2010 by and among the Borrowers, the Lenders and the Administrative Agent (as amended prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1. Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is amended to add the following new definitions therein in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means April 28, 2011.

“Earnouts” means any “earnouts” or similar obligations accrued in connection with any acquisition determined in accordance with generally accepted accounting principles.

(b) Section 1.1 of the Credit Agreement is amended to delete the definition of “Applicable Cash Restructuring Amount” appearing therein.

(c) The definition of “Agreement Accounting Principles” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “, subject to Section 9.8,” immediately before the phrase “generally accepted accounting principles” appearing therein and to change the date “December 31, 2009” appearing therein to the date “December 31, 2010”.

(d) The definition of “Consolidated” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “(or Subsidiaries, as applicable)” immediately following the phrase “refers to the consolidation of accounts” appearing therein.

(e) The definition of “Defaulting Lender” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Defaulting Lender” means any Lender, as determined by the Global Administrative Agent, that has (a) failed to (i) fund its Pro Rata Share of any Advance or Loan within three (3) Business Days of the date required to be funded by it hereunder or (ii) pay over to the Global Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Global Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified any Company, the Global Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after written request by the Global Administrative Agent, to provide a certification in writing from an authorized officer of such Lender that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Global Administrative Agent’s receipt of such certification in form and substance satisfactory to it), (d) otherwise failed to pay over to the Global Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof.

(f) The definition of “Guarantor” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Guarantor” means (i) at any time on or after the Amendment No. 1 Effective Date and prior to the Guaranty Ratings Threshold Date, any of the U.S. Borrowers or any of the Opco Guarantors or (ii) any of the Finco Guarantors and “Guarantors” means (i) at any time on or after the Amendment No. 1 Effective Date and prior to the Guaranty Ratings Threshold Date, each of the U.S. Borrowers and each of the Opco Guarantors and (ii) each of the Finco Guarantors and in each such case their respective successors and permitted assigns.

(g) The definition of “Indebtedness” appearing in Section 1.1 of the Credit Agreement is amended to (i) delete the word “and” appearing immediately before clause (iii) thereof and to replace such word with a comma and (ii) add the phrase “and (iv) Earnouts” immediately after the phrase “one or more of the Companies” appearing in clause (iii) thereof.

(h) The definition of “Material Domestic Opco Subsidiary” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “and any SPE” immediately following the phrase “but excluding HDFS and its Subsidiaries” appearing in the first sentence thereof.

(i) The definition of “Material Subsidiary” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Material Subsidiary” means, at any time, any Subsidiary of Harley with a Net Worth equal to or greater than 10% of Consolidated Net Worth of Harley (as of the end of the most recent fiscal quarter), or Net Income (for the period of four consecutive fiscal quarters then most recently ended during which the Consolidated Net Income of Harley was not a loss) equal to or greater than 10% of Consolidated Net Income (for such period) of Harley; provided that, if at any time the aggregate amount of Harley’s Consolidated Net Income for such period attributable to Subsidiaries that are not Material Subsidiaries exceeds thirty percent (30%) of Harley’s Consolidated Net Income for such period, Harley shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries until such designation is no longer necessary to comply with this proviso; provided further, that no Subsidiary of Harley that is not a Consolidated Subsidiary of Harley shall be deemed to be a “Material Subsidiary”.

(j) The definition of “Permitted Liens” appearing in Section 1.1 of the Credit Agreement is amended to delete the word “accounting” appearing in clause (j) thereof and to replace such word with the word “account”.

(k) The definition of “Support Agreement” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “and the letter agreement dated as of April 28, 2011, in each case” immediately after the phrase “the letter agreement dated as of April 29, 2010” appearing therein.

(l) The final paragraph of Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall be interpreted in accordance with Section 9.8 hereof. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in any Loan Document shall be construed as referring to such agreement, instrument or other document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference to any Person in any Loan Document shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein or in any other Loan Document) and (iii) any reference in any Loan Document to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and any reference in any Loan Document to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(m) Clause (i) of Section 4.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

(i) at the time of and immediately after giving effect to such Advance or Loan, no Default or Unmatured Default shall have occurred and be continuing; and

(n) Section 5.1.2 of the Credit Agreement is amended to delete the amount “$10,000,000” appearing therein and to replace such amount with the amount “$25,000,000”.

(o) Section 5.1.6 of the Credit Agreement is amended to delete the date “December 31, 2009” appearing therein and to replace such date with the date “December 31, 2010”.

(p) Section 5.1.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

5.1.8 Regulations T, U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock that entails a violation of any of the Regulations of such Board of Governors.

(q) Clause (a) of Section 6.1.11 of the Credit Agreement is amended to (i) delete the word “As” appearing in the first sentence thereof and to replace such word with the phrase “At any time prior to the Guaranty Ratings Threshold Date and as” and (ii) add the phrase “for which financial statements are available” immediately after the phrase “most recently ended fiscal quarter” appearing therein.

(r) Clause (b) of Section 6.1.11 of the Credit Agreement is amended to (i) add the phrase “, prior to the Guaranty Ratings Threshold Date,” immediately after the word “If” appearing at the beginning of each sentence thereof, (ii) add the phrase “for which financial statements are available” immediately after the phrase “most recently ended fiscal quarter” appearing in the first sentence thereof, (iii) add the phrase “at any time prior to the

Guaranty Ratings Threshold Date” immediately after the phrase “becomes a Material Domestic Opco Subsidiary” appearing therein and (iv) add the following as a new sentence at the end thereof:

Notwithstanding anything contained in this Section 6.1.11 to the contrary, the Opco Guarantors shall be released pursuant to Article XII.

(s) Clause (t) of Section 6.2.1 of the Credit Agreement is amended to delete the amount “$300,000,000” appearing therein and to replace such amount with the amount “$400,000,000”.

(t) Clause (v) of Section 6.2.1 of the Credit Agreement is amended to delete the amount “$100,000,000” appearing therein and to replace such amount with the amount “$150,000,000”.

(u) Clause (b) of Section 6.2.2 of the Credit Agreement is amended to delete the amount “$100,000,000” appearing therein and to replace such amount with the amount “$150,000,000”.

(v) Clause (d) of Section 6.2.2 of the Credit Agreement is amended to (i) add the phrase “or at the time any of the Companies or any Material Subsidiary of any of the Companies otherwise acquires such Property from such Person” immediately prior to the proviso appearing therein, (ii) add the phrase “, or such Person becoming a Material Subsidiary,” immediately after the phrase “consolidation or acquisition” appearing therein and (iii) add the phrase “or those of such Person becoming a Material Subsidiary” at the end of the proviso appearing therein.

(w) Clause (e) of Section 6.2.2 of the Credit Agreement is amended to delete the amount “$100,000,000” appearing therein and to replace such amount with the amount “$150,000,000”.

(x) Clause (h) of Section 6.2.2 of the Credit Agreement is amended to (i) add the word “then” immediately before the phrase “most recent annual” appearing therein and (ii) delete the word “and” appearing after the semicolon therein.

(y) Clause (i) of Section 6.2.2 of the Credit Agreement is amended to delete the period appearing therein and to replace such period with the phrase “; and”.

(z) Section 6.2.2 of the Credit Agreement is amended to add the following as a new clause (j) thereto:

(j) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and other similar investments not prohibited by this Agreement.

(aa) Section 6.2.8 of the Credit Agreement is deleted in its entirety.

(bb) Clause (A) of Section 6.3 of the Credit Agreement is amended to (i) delete in its entirety the definition of “Applicable Cash Restructuring Amount” appearing therein and (ii) amend and restate in its entirety the definition of “Consolidated EBITDA” to read as follows:

“Consolidated EBITDA” means, for any period, net income (or net loss) of Harley and its Consolidated Subsidiaries in accordance with Agreement Accounting Principles plus the sum of (a) Consolidated Interest Expense, (b) taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation expense, (d) amortization expense, (e) non-recurring cash restructuring expenses not to exceed $150,000,000 incurred in any fiscal year of Harley, (f) other non-cash or extraordinary charges and (g) losses arising from discontinued operations minus (h) any cash payments made during such period in respect of any non-cash charges previously added back to Consolidated EBITDA in accordance with the foregoing clause (f) and paid subsequent to the fiscal quarter in which such non-cash charge was incurred and (i) income or gains arising from discontinued operations, in each case determined in accordance with Agreement Accounting Principles for such period. For the purposes of calculating Consolidated EBITDA for any period, if during such period Harley or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.

(cc) Section 6.3 of the Credit Agreement is amended to (i) delete clause (B) thereof in its entirety and (ii) change clauses (C) and (D) thereof to new clauses (B) and (C) thereof, respectively.

(dd) Clause (C) of Section 6.3 of the Credit Agreement (as re-designated under clause (z) above) is amended to (i) delete the phrase “the ratio set forth below opposite such date:” appearing therein and to replace such phrase with the ratio “2.25 to 1.00.” and (ii) delete in its entirety the table appearing therein.

(ee) Clause (d) of Section 7.1 of the Credit Agreement is amended to add the parenthetical “(other than by a regularly scheduled required prepayment or redemption)” immediately following the phrase “prior to its stated maturity date” appearing therein.

(ff) Section 9.8 of the Credit Agreement is amended to (i) add the clause “(i)” immediately prior to the phrase “without giving effect” appearing therein, (ii) delete the parenthetical “(previously referred to as Statement of Financial Accounting Standards 159)” appearing therein and (iii) add the following to and after the end of the last sentence thereof:

and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any other provision of this Agreement to the contrary, the determination of whether a lease constitutes a capital lease or an operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to Agreement Accounting Principles as in effect on the Amendment No. 1 Effective Date.

(gg) The final paragraph of Article XII is amended and restated in its entirety to read as follows:

Notwithstanding anything contained in Section 6.1.11 or this Article XII to the contrary, (i) the obligations of the U.S. Borrowers under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, the Canadian Borrower, (ii) prior to the Guaranty Ratings Threshold Date, the obligations of the Opco Guarantors under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, Harley, (iii) the obligations of the Finco Guarantors under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, HDFC and (iv) on and after the Guaranty Ratings Threshold Date, the obligations of the U.S. Borrowers and the Opco Guarantors under this Article XII shall be automatically released and terminated.

(hh) Clause (A) of Section 13.2 of the Credit Agreement is amended to delete the phrase “on a pro rata basis” appearing in the first sentence thereof.

(ii) Clause (A) of Section 13.3 of the Credit Agreement is amended to add the parenthetical “(provided that Harley shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Global Administrative Agent within ten (10) Business Days after having received written notice thereof from the Global Administrative Agent)” immediately after the phrase “an Affiliate thereof or an Approved Fund” appearing in the final sentence thereof.

(jj) Schedule 6.2.1(b) to the Credit Agreement is changed and restated as new Schedule 6.2.1(b) thereto as set forth and attached as Annex I hereto.

(kk) Schedule 6.2.2(c) to the Credit Agreement is changed and restated as new Schedule 6.2.2(c) thereto as set forth and attached as Annex II hereto.

(ll) Schedule 6.2.8 to the Credit Agreement is deleted in its entirety.

(mm) The Credit Agreement is amended to replace each reference to “J.P. Morgan Securities Inc.” with “J.P. Morgan Securities LLC”.

(nn) The Credit Agreement is amended to replace each reference to “Closing Date” with a reference to “Amendment No. 1 Effective Date” in each place where “Closing Date” appears in the definitions of “Material Adverse Change” and “Material Adverse Effect” in Section 1.1 of the Credit Agreement, in Sections 6.2.1(b), 6.2.2(c) and 6.2.3 of the Credit Agreement and in the ninth paragraph of Article XII of the Credit Agreement.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, the Required Lenders and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) such other instruments, documents and legal opinions as are reasonably requested by the Administrative Agent and (iii) payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents.

3. Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material effects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HARLEY-DAVIDSON, INC., as a Borrower

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON FUNDING CORP., as a Borrower

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President, Treasurer and Assistant Secretary

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC., as a Borrower

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A., as the Global Administrative Agent, the Global Swing Line Lender and as a Lender

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

In the case of Borrowing Notices:

JPMorgan Chase Bank, N.A. 1111 Fannin Street, Floor 10 Houston, Texas 77002

Attention: Cynthia Freeman Facsimile No.: (713) 750-2938

In the case of Borrowing Notices for Advances in Pounds Sterling, euros and Swiss Francs:

J.P. Morgan Europe Limited 125 London Wall London EC2Y 5AJ

Attention: Suchi P L Facsimile No.: +44-207-777-2360

In each case, with a copy to:

JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10179

Attention: Richard W. Duker Facsimile No.: (212) 270-5100

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

CITIBANK, N.A., as a Lender

By:	/s/ Maureen P. Maroney
	Name:	Maureen P. Maroney
	Title:	Authorized Signatory

Address: 388 Greenwich St, 36th Floor New York, NY 10013

Attention: Christopher Hartzell Telephone No.: (212) 816-5391 Facsimile No.: (646) 291-1806

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

BNP PARIBAS, as a Lender

By:	/s/ Nader Tannous
	Name:	Nader Tannous
	Title:	Director

By:	/s/ Mike Shryock
	Name:	Mike Shryock
	Title:	Managing Director

Address: 209 S. LaSalle Street, Suite 500 Chicago, IL 60604

Attention: Nader Tannous Telephone No.: (312) 977-1382 Facsimile No.: (312) 977-1380

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ L. Peter Yetman
	Name:	L. Peter Yetman
	Title:	Director

Address: 600 Washington Boulevard Stamford, CT 06901

Telephone No.: 203.897.3845 Facsimile No.: 203.873.3451

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sandra J. Hartay
	Name:	Sandra J. Hartay
	Title:	Vice President

Address: 777 E. Wisconsin Ave. Milwaukee, WI 53202

Attention: Sandra J. Hartay Telephone No.: 414-765-5719 Facsimile No.: 414-765-4632

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ James R. Miller
	Name:	James R. Miller
	Title:	Senior Vice President

Address: 770 North Water Street Milwaukee, WI 53202

Attention: James R. Miller Telephone No.: (414) 765-7779 Facsimile No.: (414) 765-7670

By:	/s/ Philip Sanfilippo
	Name:	Philip Sanfilippo
	Title:	Assistant Vice President

Address: 770 North Water Street Milwaukee, WI 53202

Attention: Philip Sanfilippo Telephone No.: (414) 765-7818 Facsimile No.: (414) 765-7670

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Robert Gallagher
	Name:	Robert Gallagher
	Title:	Authorized Signatory

Address: 1251 Avenue of the Americas New York, NY 10020

Attention: Donna DeMagistris Telephone No.: 212-282-3335 Facsimile No.: 212-282-4488

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Thomas Danielson
	Name:	Thomas Danielson
	Title:	Authorized Signatory

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Jeffrey Dears
	Name:	Jeffrey Dears
	Title:	Vice President

Address: 500 Grant Street, Room 3600 Pittsburgh, PA 15258-0001

Attention: Jeffrey Dears Telephone No.: 412-234-8374 Facsimile No.: 412-236-1914

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Keith L Burson
	Name:	Keith L Burson
	Title:	Vice President

Address: 50 South LaSalle Street Chicago, Illinois 60603

Attention: Keith Burson Telephone No.: 312-444-3099 Facsimile No.: 312-557-1425

Signature Page to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of April 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., Harley-Davidson Funding Corp. and Harley-Davidson Financial Services Canada, Inc. (collectively, the “Borrowers”), the Lenders and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of April 28, 2011 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Support Agreement (in the case of Harley), the Guarantee (in the case of the Guarantors) and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated April 28, 2011

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC.

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President, Treasurer and Assistant Secretary

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President, Treasurer and Assistant Secretary

H-D MICHIGAN, LLC,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON MOTOR COMPANY GROUP, LLC,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

HARLEY-DAVIDSON MOTOR COMPANY OPERATIONS, INC.,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON MOTOR COMPANY, INC.,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

H-D GROUP, LLC,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HDMC, LLC,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON HOLDING CO., INC.,

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 1

3-Year Credit Agreement dated as of April 29, 2010

Harley-Davidson, Inc. et al

ANNEX I

SCHEDULE 6.2.1(B)

INDEBTEDNESS

1.	Indebtedness arising under that certain 4-Year Credit Agreement dated as of April 28, 2011 among Harley-Davidson, Inc. and certain of its subsidiaries, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, and/or any “Loan Document” under and as defined therein, in each case as amended, restated, supplemented or otherwise modified from time to time.

2.	Indebtedness arising under the following industrial revenue bonds and related agreements, instruments and documents: $82,000,000 City of Kansas City, Missouri Taxable IRB, Series 1996A (Harley-Davidson Project); $4,135,000 City of Kansas City, Missouri Taxable IRB, Series 1996B (Harley-Davidson Project); $2,273,000 Missouri Development Finance Board BUILD Missouri Revenue Bonds Series 2002 (Harley-Davidson Project).

3.	Indebtedness arising under overdraft facilities of Harley-Davidson Japan KK in an aggregate amount of 1.8 billion Yen.

ANNEX II

SCHEDULE 6.2.2(C)

LIENS

1.	Liens from time to time securing the industrial revenue bonds described on Schedule 6.2.1(b), including extensions, renewals and replacements thereof.